Exhibit 99.1

Broadcom Inc. Announces Fourth Quarter and Fiscal Year 2025 Financial Results and Quarterly Dividend

•Revenue of $18,015 million for the fourth quarter, up 28 percent from the prior year period
•GAAP net income of $8,518 million for the fourth quarter; Non-GAAP net income of $9,714 million for the fourth quarter
•Adjusted EBITDA of $12,218 million for the fourth quarter, or 68 percent of revenue
•GAAP diluted EPS of $1.74 for the fourth quarter; Non-GAAP diluted EPS of $1.95 for the fourth quarter
•Cash from operations of $7,703 million for the fourth quarter, less capital expenditures of $237 million, resulted in $7,466 million of free cash flow, or 41 percent of revenue
•Quarterly common stock dividend increased by 10 percent from the prior quarter to $0.65 per share
•First quarter fiscal year 2026 revenue guidance of approximately $19.1 billion, an increase of 28 percent from the prior year period
•First quarter fiscal year 2026 Adjusted EBITDA guidance of 67 percent of projected revenue (1)

PALO ALTO, Calif. – December 11, 2025 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its fourth quarter and fiscal year ended November 2, 2025, provided guidance for its first quarter of fiscal year 2026 and announced its quarterly dividend.

“In Q4, record revenue of $18.0 billion grew 28% year-over-year, driven primarily by AI semiconductor revenue increasing 74% year-over-year,” said Hock Tan, President and CEO of Broadcom Inc. “We see the momentum continuing in Q1 and expect AI semiconductor revenue to double year-over-year to $8.2 billion, driven by custom AI accelerators and Ethernet AI switches. We forecast Q1’26 total revenue of $19.1 billion and adjusted EBITDA of 67%.”

“In fiscal year 2025 adjusted EBITDA increased 35% year-over-year to a record $43.0 billion, and free cash flow was strong at $26.9 billion,” said Kirsten Spears, CFO of Broadcom Inc. “Based on increased cash flows in fiscal year 2025, we are increasing our quarterly common stock dividend by 10% to $0.65 per share for fiscal year 2026. The target fiscal year 2026 annual common stock dividend of $2.60 per share is a record, and the fifteenth consecutive increase in annual dividends since we initiated dividends in fiscal 2011.”

________________________________
(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

Fourth Quarter Fiscal Year 2025 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q4 25	Q4 24	Change	Q4 25	Q4 24	Change
Net revenue	$18,015	$14,054	+28%	$18,015	$14,054	+28%
Net income	$8,518	$4,324	+97%	$9,714	$6,965	+39%
Earnings per common share - diluted	$1.74	$0.90	+93%	$1.95	$1.42	+37%

(Dollars in millions)	Q4 25	Q4 24	Change
Cash flow from operations	$7,703	$5,604	+37%
Adjusted EBITDA	$12,218	$9,089	+34%
Free cash flow	$7,466	$5,482	+36%

Net revenue by segment
(Dollars in millions)	Q4 25		Q4 24		Change
Semiconductor solutions	$11,072	61%	$8,230	59%	+35%
Infrastructure software	6,943	39	5,824	41	+19%
Total net revenue	$18,015	100%	$14,054	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $16,178 million, compared to $10,718 million at the end of the prior fiscal quarter.

During the fourth fiscal quarter, the Company generated $7,703 million in cash from operations and spent $237 million on capital expenditures, resulting in $7,466 million of free cash flow.

On September 30, 2025, the Company paid a cash dividend of $0.59 per share, totaling $2,797 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below and presented in detail in the financial reconciliation tables attached to this release.

Fiscal Year 2025 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	FY 25	FY 24	Change	FY 25	FY 24	Change
Net revenue	$63,887	$51,574	+24%	$63,887	$51,574	+24%
Net income	$23,126	$5,895	+292%	$33,728	$23,733	+42%
Earnings per common share - diluted	$4.77	$1.23	+288%	$6.82	$4.87	+40%

(Dollars in millions)	FY 25	FY 24	Change
Cash flow from operations	$27,537	$19,962	+38%
Adjusted EBITDA	$43,004	$31,897	+35%
Free cash flow	$26,914	$19,414	+39%

Net revenue by segment
(Dollars in millions)	FY 25		FY 24		Change
Semiconductor solutions	$36,858	58%	$30,096	58%	+22%
Infrastructure software	27,029	42	21,478	42	+26%
Total net revenue	$63,887	100%	$51,574	100%

First Quarter Fiscal Year 2026 Business Outlook

Based on current business trends and conditions, the outlook for the first quarter of fiscal year 2026, ending February 1, 2026, is expected to be as follows:

•First quarter revenue guidance of approximately $19.1 billion; and
•First quarter Adjusted EBITDA guidance of 67 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend of $0.65 per share. The dividend is payable on December 31, 2025 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on December 22, 2025.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the fourth quarter and fiscal year 2025 and to discuss the business outlook today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom’s website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a global technology leader that designs, develops, and supplies a broad range of semiconductor, enterprise software and security solutions. Broadcom’s category-leading product portfolio serves critical markets including cloud, data center, networking, broadband, wireless, storage, industrial, and enterprise software. Our solutions include service provider and enterprise networking and storage, mobile device and broadband connectivity, mainframe, cybersecurity, and private and hybrid cloud infrastructure. Broadcom is a Delaware corporation headquartered in Palo Alto, CA. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, our plans and expectations with regard to our share repurchases, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and uncertainty; government regulations, trade restrictions and trade tensions; global political and economic conditions relating to our international operations; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; the slow or unsuccessful return on our investments, expansion of our business strategy or adoption of new business models; cyclicality in the semiconductor industry or in our target markets; dependence on senior management and our ability to attract and retain qualified personnel; our ability to protect against cybersecurity threats and a breach of security systems; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our dependency on a limited number of suppliers; prolonged disruptions of our, our customers’ or our suppliers’ facilities or other significant operations; our ability to maintain appropriate manufacturing capacity and quality; our ability to continue winning business in the semiconductor solutions industry; dependence on and risks associated with distributors and other channel partners of our products; ability of our software products to manage and secure IT infrastructures and environments; demand for our data center virtualization products and customer acceptance of our products, services and business strategy; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; use of open source software in our products; sales to government customers; our ability to manage products and services lifecycles; our competitive performance; quarterly and annual fluctuations in operating results; our ability to maintain or improve gross margin; any acquisitions or dispositions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal proceedings; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or other undetected defects or bugs; our compliance with privacy and data security laws; corporate responsibility matters; our provision for income taxes and overall cash tax costs; our ability to maintain tax concessions in certain jurisdictions; potential tax liabilities as a result of acquiring VMware; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; the amount and frequency of our stock repurchase program; and other events and trends on a national, regional, industry-specific and global scale, including those of a political, economic, business, competitive and regulatory nature. We are not obligated to repurchase any specific amount of shares of common stock, and the stock repurchase program may be suspended or terminated at any time.

Our filings with the SEC, which are available without charge at the SEC’s website at https://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
650-427-6000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 2, 2025	August 3, 2025	November 3, 2024	November 2, 2025	November 3, 2024

Net revenue	$18,015	$15,952	$14,054	$63,887	$51,574
Cost of revenue:
Cost of revenue	4,213	3,704	3,399	14,486	12,788
Amortization of acquisition-related intangible assets	1,545	1,519	1,602	6,031	6,023
Restructuring charges	8	26	51	76	254
Total cost of revenue	5,766	5,249	5,052	20,593	19,065
Gross margin	12,249	10,703	9,002	43,294	32,509
Research and development	2,981	3,050	2,234	10,977	9,310
Selling, general and administrative	1,107	1,072	1,010	4,211	4,959
Amortization of acquisition-related intangible assets	507	507	813	2,031	3,244
Restructuring and other charges	146	187	318	591	1,533
Total operating expenses	4,741	4,816	4,375	17,810	19,046
Operating income	7,508	5,887	4,627	25,484	13,463
Interest expense	(761)	(807)	(916)	(3,210)	(3,953)
Other income, net	122	205	52	455	406
Income from continuing operations before income taxes	6,869	5,285	3,763	22,729	9,916
Provision for (benefit from) income taxes	(1,649)	1,145	(442)	(397)	3,748
Income from continuing operations	8,518	4,140	4,205	23,126	6,168
Income (loss) from discontinued operations, net of income taxes	—	—	119	—	(273)
Net income	$8,518	$4,140	$4,324	$23,126	$5,895

Basic income per share:
Income per share from continuing operations	$1.80	$0.88	$0.89	$4.91	$1.33
Income (loss) per share from discontinued operations	—	—	0.03	—	(0.06)
Net income per share	$1.80	$0.88	$0.92	$4.91	$1.27

Diluted income per share:
Income per share from continuing operations	$1.74	$0.85	$0.87	$4.77	$1.29
Income (loss) per share from discontinued operations	—	—	0.03	—	(0.06)
Net income per share	$1.74	$0.85	$0.90	$4.77	$1.23

Weighted-average shares used in per share calculations:
Basic	4,732	4,714	4,679	4,712	4,624
Diluted	4,889	4,860	4,828	4,853	4,778

Stock-based compensation expense included in continuing operations:
Cost of revenue	$237	$251	$159	$844	$664
Research and development	1,456	1,573	839	5,020	3,460
Selling, general and administrative	502	498	316	1,704	1,546
Total stock-based compensation expense	$2,195	$2,322	$1,314	$7,568	$5,670

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 2, 2025	August 3, 2025	November 3, 2024	November 2, 2025	November 3, 2024

Gross margin on GAAP basis	$12,249	$10,703	$9,002	$43,294	$32,509
Amortization of acquisition-related intangible assets	1,545	1,519	1,602	6,031	6,023
Stock-based compensation expense	237	251	159	844	664
Restructuring charges	8	26	51	76	254
Acquisition-related costs	—	—	—	—	9
Gross margin on non-GAAP basis	$14,039	$12,499	$10,814	$50,245	$39,459

Research and development on GAAP basis	$2,981	$3,050	$2,234	$10,977	$9,310
Stock-based compensation expense	1,456	1,573	839	5,020	3,460
Acquisition-related costs	—	—	—	—	3
Research and development on non-GAAP basis	$1,525	$1,477	$1,395	$5,957	$5,847

Selling, general and administrative expense on GAAP basis	$1,107	$1,072	$1,010	$4,211	$4,959
Stock-based compensation expense	502	498	316	1,704	1,546
Acquisition-related costs	12	7	86	216	537
Selling, general and administrative expense on non-GAAP basis	$593	$567	$608	$2,291	$2,876

Total operating expenses on GAAP basis	$4,741	$4,816	$4,375	$17,810	$19,046
Amortization of acquisition-related intangible assets	507	507	813	2,031	3,244
Stock-based compensation expense	1,958	2,071	1,155	6,724	5,006
Restructuring and other charges	146	187	318	591	1,533
Acquisition-related costs	12	7	86	216	540
Total operating expenses on non-GAAP basis	$2,118	$2,044	$2,003	$8,248	$8,723

Operating income on GAAP basis	$7,508	$5,887	$4,627	$25,484	$13,463
Amortization of acquisition-related intangible assets	2,052	2,026	2,415	8,062	9,267
Stock-based compensation expense	2,195	2,322	1,314	7,568	5,670
Restructuring and other charges	154	213	369	667	1,787
Acquisition-related costs	12	7	86	216	549
Operating income on non-GAAP basis	$11,921	$10,455	$8,811	$41,997	$30,736

Interest expense on GAAP basis	$(761)	$(807)	$(916)	$(3,210)	$(3,953)
Loss on debt extinguishment	20	53	52	138	157
Interest expense on non-GAAP basis	$(741)	$(754)	$(864)	$(3,072)	$(3,796)

Other income, net on GAAP basis	$122	$205	$52	$455	$406
(Gains) losses on investments	(6)	10	30	17	12
Gain from sale of business	—	(163)	—	(163)	—
Other	—	19	—	(15)	—
Other income, net on non-GAAP basis	$116	$71	$82	$294	$418

	Fiscal Quarter Ended			Fiscal Year Ended
	November 2, 2025	August 3, 2025	November 3, 2024	November 2, 2025	November 3, 2024

Provision for (benefit from) income taxes on GAAP basis	$(1,649)	$1,145	$(442)	$(397)	$3,748
Non-GAAP tax reconciling adjustments (1)	3,231	223	1,506	5,888	(123)
Provision for income taxes on non-GAAP basis	$1,582	$1,368	$1,064	$5,491	$3,625

Net income on GAAP basis	$8,518	$4,140	$4,324	$23,126	$5,895
Amortization of acquisition-related intangible assets	2,052	2,026	2,415	8,062	9,267
Stock-based compensation expense	2,195	2,322	1,314	7,568	5,670
Restructuring and other charges	154	213	369	667	1,787
Acquisition-related costs	12	7	86	216	549
Loss on debt extinguishment	20	53	52	138	157
(Gains) losses on investments	(6)	10	30	17	12
Gain from sale of business	—	(163)	—	(163)	—
Other	—	19	—	(15)	—
Non-GAAP tax reconciling adjustments (1)	(3,231)	(223)	(1,506)	(5,888)	123
(Income) loss from discontinued operations, net of income taxes	—	—	(119)	—	273
Net income on non-GAAP basis	$9,714	$8,404	$6,965	$33,728	$23,733

Net income on GAAP basis	$8,518	$4,140	$4,324	$23,126	$5,895
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	2,052	2,026	2,415	8,062	9,267
Stock-based compensation expense	2,195	2,322	1,314	7,568	5,670
Restructuring and other charges	154	213	369	667	1,787
Acquisition-related costs	12	7	86	216	549
Loss on debt extinguishment	20	53	52	138	157
(Gains) losses on investments	(6)	10	30	17	12
Gain from sale of business	—	(163)	—	(163)	—
Other	—	19	—	(15)	—
Non-GAAP tax reconciling adjustments (1)	(3,231)	(223)	(1,506)	(5,888)	123
(Income) loss from discontinued operations, net of income taxes	—	—	(119)	—	273
Other Adjustments:
Interest expense	741	754	864	3,072	3,796
Provision for income taxes on non-GAAP basis	1,582	1,368	1,064	5,491	3,625
Depreciation	148	142	156	574	593
Amortization of purchased intangibles and right-of-use assets	33	34	40	139	150
Adjusted EBITDA	$12,218	$10,702	$9,089	$43,004	$31,897

Weighted-average shares used in per share calculations - diluted on GAAP basis	4,889	4,860	4,828	4,853	4,778
Non-GAAP adjustment (2)	80	112	77	90	99
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	4,969	4,972	4,905	4,943	4,877

Net cash provided by operating activities	$7,703	$7,166	$5,604	$27,537	$19,962
Purchases of property, plant and equipment	(237)	(142)	(122)	(623)	(548)
Free cash flow	$7,466	$7,024	$5,482	$26,914	$19,414

Fiscal Quarter Ending
February 1,
Expected average diluted share count (3):	2026

Weighted-average shares used in per share calculation - diluted on GAAP basis	4,902
Non-GAAP adjustment (2)	67
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	4,969

(1) For the fiscal quarter and fiscal year ended November 2, 2025, non-GAAP tax reconciling adjustments included a one-time discrete non-cash tax benefit of $2.1 billion from the impact of lapses of statutes of limitations.
(2) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(3) Excludes the effects of potential share repurchases.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	November 2, 2025	November 3, 2024

ASSETS
Current assets:
Cash and cash equivalents	$16,178	$9,348
Trade accounts receivable, net	7,145	4,416
Inventory	2,270	1,760
Other current assets	5,980	4,071
Total current assets	31,573	19,595
Long-term assets:
Property, plant and equipment, net	2,530	2,521
Goodwill	97,801	97,873
Intangible assets, net	32,273	40,583
Other long-term assets	6,915	5,073
Total assets	$171,092	$165,645

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,560	$1,662
Employee compensation and benefits	2,129	1,971
Short-term debt	3,152	1,271
Other current liabilities	11,673	11,793
Total current liabilities	18,514	16,697
Long-term liabilities:
Long-term debt	61,984	66,295
Other long-term liabilities	9,302	14,975
Total liabilities	89,800	97,967

Stockholders’ equity:
Preferred stock	—	—
Common Stock	5	5
Additional paid-in capital	71,308	67,466
Retained earnings	9,761	—
Accumulated other comprehensive income	218	207
Total stockholders' equity	81,292	67,678
Total liabilities and equity	$171,092	$165,645

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 2, 2025	August 3, 2025	November 3, 2024	November 2, 2025	November 3, 2024

Cash flows from operating activities:
Net income	$8,518	$4,140	$4,324	$23,126	$5,895
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	2,085	2,060	2,455	8,201	9,417
Depreciation	148	142	156	574	593
Stock-based compensation	2,195	2,322	1,314	7,568	5,741
Deferred taxes and other non-cash taxes	(3,025)	284	(868)	(4,008)	1,965
Loss on debt extinguishment	20	53	52	138	157
Non-cash interest expense	71	82	91	344	427
Other	36	(23)	138	94	404
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(651)	(937)	249	(2,717)	2,327
Inventory	(90)	(163)	134	(510)	150
Accounts payable	118	136	(85)	(118)	121
Employee compensation and benefits	410	511	196	300	78
Other current assets and current liabilities	(809)	(999)	(1,410)	(1,837)	(5,323)
Other long-term assets and long-term liabilities	(1,323)	(442)	(1,142)	(3,618)	(1,990)
Net cash provided by operating activities	7,703	7,166	5,604	27,537	19,962
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	—	—	—	(25,978)
Proceeds from sales of businesses	—	300	—	300	3,485
Purchases of property, plant and equipment	(237)	(142)	(122)	(623)	(548)
Purchases of investments	(336)	(99)	(30)	(597)	(175)
Sales of investments	101	51	20	248	156
Other	105	(16)	—	92	(10)
Net cash provided by (used in) investing activities	(367)	94	(132)	(580)	(23,070)
Cash flows from financing activities:
Proceeds from long-term borrowings	4,971	6,960	4,969	15,666	39,954
Payments on debt obligations	(3,638)	(6,750)	(7,472)	(18,478)	(19,608)
Repayments of commercial paper, net	(488)	(3,373)	—	—	—
Payments of dividends	(2,797)	(2,786)	(2,484)	(11,142)	(9,814)
Repurchases of common stock - repurchase program	—	—	—	(2,450)	(7,176)
Shares repurchased for tax withholdings on vesting of equity awards	—	(58)	(1,204)	(3,860)	(5,216)
Issuance of common stock	103	—	126	221	190
Other	(27)	(7)	(11)	(84)	(63)
Net cash used in financing activities	(1,876)	(6,014)	(6,076)	(20,127)	(1,733)

Net change in cash and cash equivalents	5,460	1,246	(604)	6,830	(4,841)
Cash and cash equivalents at beginning of period	10,718	9,472	9,952	9,348	14,189
Cash and cash equivalents at end of period	$16,178	$10,718	$9,348	$16,178	$9,348

Supplemental disclosure of cash flow information:
Cash paid for interest	$699	$602	$738	$2,672	$3,250
Cash paid for income taxes	$755	$822	$832	$2,589	$3,155